Exhibit 1.1

EverCommerce Inc.

Common Stock

Underwriting Agreement

November 17, 2021

J.P. Morgan Securities LLC

As representative (the “Representative”) of the several Underwriters named in Schedule I hereto,

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

EverCommerce Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representative, an aggregate of 11,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,650,000 additional shares (the “Optional Shares”) of common stock (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1.          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          A registration statement on Form S‑1 (File No. 333‑[●]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post‑effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing‑the‑Waters Communication”; and any Testing‑the‑Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing‑the‑Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)          For the purposes of this Agreement, the “Applicable Time” is [5:30] p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing‑the‑Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing‑the‑Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)          (i) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case of clause (i) and (ii), this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)          Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock of the Company (other than as a result of (i) the exercise, if any, of stock options or restricted stock units or the award, vesting or settlement, if any, of stock options, restricted stock, restricted stock units or other stock‑based awards in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of Stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or short term or long‑term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(f)          The Company and its subsidiaries do not own any real property.  The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)          Each of the Company and each of its subsidiaries has been (i) duly incorporated or organized, as applicable, and is validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing (or applicable foreign equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(h)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non‑assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non‑assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)          The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non‑assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been waived;

(j)          The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (i) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonable be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or by‑laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clause (iii) above, for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing the Shares on The Nasdaq Stock Market (“NASDAQ”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(k)          Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by‑laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)          The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Underwriters”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m)          Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(n)          The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)          At the time of filing the Initial Registration Statement and any post‑effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(p)          Ernst & Young LLP, who has audited and certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(q)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a‑15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)          Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a‑15(e) under the Exchange Act) that comply with the requirements of the Exchange Act within the time period required; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and the Company’s auditors and the Audit Committee of the Board of Directors of the Company have not been advised of:  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could materially adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.  Since the date of the latest audited financial statements, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)          The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)          The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company;

(v)          Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company or any director, officer, manager, employee, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised, provided or authorized the provision of any money, property, unlawful contribution, gift, entertainment or other thing of value, directly or indirectly, to any person to influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti‑corruption, anti‑bribery or related law, statute or regulation (collectively, “Anti‑Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti‑Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti‑Corruption Laws;

(w)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti‑money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti‑money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x)          Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except in compliance with applicable law or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(y)          The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”)  applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.  All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S‑K of the Act, to the extent applicable;

(z)          To the Company’s knowledge, the Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, registrations and applications thereof, licenses, know‑how, software, systems and technology (including trade secrets and all other worldwide unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others;

(aa)          The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, (ii) have not materially malfunctioned or failed, and (iii) are free and clear, to the knowledge of the Company, of bugs, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and data; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security)  designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of the IT Systems and data (including all personal or personally‑identifiable data (“Personal Data”)) contained in the IT Systems and used, gathered or accessed in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same.  The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse; the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices;

(bb)          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market‑related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(cc)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes‑Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith;

(dd)          Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(ee)          The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(ff)          The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law;

(gg)          From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(hh)          No material labor dispute with the employees of the Company and its subsidiaries exists or, to the knowledge of the Company, is imminent;

(ii)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company and its subsidiaries within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code;

(jj)          The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date hereof (taking into account valid and timely requested extensions of time to file), and have paid all taxes due and owing by them, in each case, except where the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No tax deficiency has been, nor does the Company and its subsidiaries have notice or knowledge of any tax deficiency which could reasonably be expected to be, determined adversely to the Company and its subsidiaries or any of its properties or assets, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(kk)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are and have been in compliance with the Health Care Laws.  For purposes of this Agreement, the “Health Care Laws” means:  (i) all applicable U.S. federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti‑Kickback Statute (42 U.S.C. § 1320a‑7b(b)), the U.S. Civil False Claims Act (31 U.S.C. §§ 3729 et seq.), 18 U.S.C. Sections 286 and 287, the federal health care program false statement law (42 U.S.C. § 1320a‑7b(a)), the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a‑7), applicable Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and TRICARE (10 U.S.C. § 1071 et seq.) laws, and the laws of any other applicable government funded or sponsored health care programs (“Government Health Care Programs”); (ii) the patient privacy, data security and breach notification provisions under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated under both laws and any applicable state or non‑U.S. counterpart thereof or other law or regulation the purpose of which is to protect the data and/or privacy of individuals or information related to health information or medical records; (iii) all applicable laws regarding patient access and interoperability and related regulations, including regulations promulgated by the Centers for Medicare and Medicaid Services (CMS) and the Office of National Coordinator (ONC); and (iv) laws and regulations related to the ONC Health IT Certification Program.

The Company and its subsidiaries are not party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental or regulatory authority, or has any reporting obligations, plan of correction or other remedial measures entered into pursuant to any such agreement entered into with, or such decree or order issued by, any such governmental or regulatory authority that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; none of the Company and its subsidiaries have engaged in activities which are, as applicable, cause for false claims liability, civil penalties or mandatory or permissive exclusion from any Government Health Care Programs or is subject to any pending, or, to the knowledge of the Company and its subsidiaries, threatened or contemplated action which could reasonably be expected to result in the Company’s and its subsidiaries’ exclusion from any Government Health Care Programs; the Company’s and its subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Government Health Care Programs, and the Company and its subsidiaries reasonably believe that they are in material compliance with such laws; the Company and its subsidiaries have taken reasonable actions designed to ensure they are in material compliance with the Health Care Laws; none of the Company and its subsidiaries nor any of their respective employees, officers or directors, or, to the knowledge of the Company and its subsidiaries, their agents or contractors, is listed as or has been excluded, suspended or debarred from participation in any Government Health Care Program, or to the knowledge of the Company and its subsidiaries, is subject to a governmental inquiry, investigation, proceeding or similar action that could reasonably be expected to result in debarment, suspension or exclusion; and

(ll)          There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $ [●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,650,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from each of the Representative to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.

3.          Upon the authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.          (a)          The Shares to be purchased by each Underwriter hereunder, in definitive or book‑entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty‑eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same‑day) funds to the account specified by the Company to the Representative at least forty‑eight (48) hours in advance.  The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty‑four (24) hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2021 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 or such other location as agreed upon by the Company and the Representative (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction (where not otherwise required);

(c)          Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representative may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months (9) or more after the time of issue of the Prospectus, upon the Representative’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to its securityholders as soon as practicable, which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          (1)          During the period beginning from the date hereof and continuing to and including the date that is sixty (60) days after the date of the Prospectus (the “Lock‑Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, confidential submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representative; provided, however, that the foregoing restrictions shall not apply to (A) the Stock to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant, in connection with the vesting and/or settlement of a restricted stock unit award, or the conversion of a security outstanding on the date hereof as described in the Pricing Prospectus and Prospectus, (C) the grant of compensatory equity‑based awards, and/or the issuance of shares of Stock with respect thereto, made pursuant to compensatory equity‑based plans disclosed in the Registration Statement, Pricing Prospectus, or Prospectus, (D) any shares of Stock issued pursuant to any non‑employee director compensation plan or program disclosed in the Registration Statement, Pricing Prospectus, or Prospectus, (E) the purchase of shares of Stock pursuant to employee stock purchase plans described in the Registration Statement, Pricing Prospectus, or Prospectus, (F) the filing of a registration statement on Form S‑8 to register Stock issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans, described in the Registration Statement, Pricing Prospectus, or Prospectus, (G) Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or the entrance into an agreement to issue Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock that the Company may issue or agree to issue pursuant to this clause (G) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the Shares; and provided further, that the recipients of any such shares of Common Stock and securities issued pursuant to this clause, or (G) during the 60‑day restricted period described above shall enter into an agreement substantially in the form attached hereto on or prior to such issuance;

(f)          To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided the Company will be deemed to have furnished such information, and made such information available to its stockholders, to the extent that such information is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

(g)          During a period of five (5) years from the effective date of the Registration Statement, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representative (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided the Company will be deemed to have furnished such information, and made such information available to its stockholders, to the extent that such information is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

(h)          To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)          To use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ;

(j)          If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on‑line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)          To promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.          (a)          The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing‑the‑Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing‑the‑Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing‑the‑Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing‑the‑Waters Communications, other than Testing‑the‑Waters Communications with the prior consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing‑the‑Waters Communications, other than those distributed with the prior consent of the Representative that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing‑the‑Waters Communications; and

(e)          Each Underwriter represents and agrees that any Testing‑the‑Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.          The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing‑the‑Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented out‑of‑pocket fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, such fees not to exceed $5,000; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable and documented out‑of‑pocket fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, such counsel fees not to exceed $25,000; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company in connection with any roadshow presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; and provided further that 50% of the cost of any aircraft chartered in connection with the roadshow shall be paid by the Underwriters (with the Company paying the remaining 50% of such cost).  It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with the Representative reasonable satisfaction;

(b)          Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to the Representative such written opinion and negative assurance letter, each, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representative their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Representative;

(d)          On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post‑effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP, shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(e)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or short‑term or long‑term debt of the Company or any of its subsidiaries or any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representative’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f)          On or after the Applicable Time there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the securities issued or guaranteed by the Company on NASDAQ or in any over‑the‑counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representative’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)          The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(h)          FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements to the offering of the Shares;

(i)          The Company shall have obtained and delivered to the Underwriters on or before the date of this Agreement executed copies of a lock‑up agreement from each officer, director, and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to the Representative;

(j)          The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)          The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representative may reasonably request; and

(l)          The Company shall have furnished or caused to be furnished to the Representative, at such Time of Delivery, such additional information, certificates, opinions or documents as the Representative may reasonably request.

9.          (a)          The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any written or oral Testing‑the‑Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing‑the‑Waters Communication, in reliance upon and in conformity with the Underwriter Information;

(b)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing‑the‑Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing‑the‑Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriters”, and the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriters”;

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint; and

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker‑dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a)          If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in their discretion arrange for the Representative or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty‑six (36) hours after such default by any Underwriter the Representative do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representative notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representative’ opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares;

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default; and

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non‑defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.          If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representative for all reasonable and documented out‑of‑pocket expenses approved in writing by the Representative, including reasonable and documented out‑of‑pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.          In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Representative in care of J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention:  Equity Syndicate Desk and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that that notices under subsection 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282‑2198, Attention:  Control Room and J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179, Attention:  Equity Syndicate Desk.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person who controls the Company or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s‑length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.  The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States; and

(c)          As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd‑Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Representative five (5) counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that the Representative’ acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

EverCommerce Inc.

By:
Name:
Title:

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	[●]	[●]
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
KKR Capital Markets LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Jefferies LLC
Evercore Group L.L.C.
Oppenheimer & Co. Inc.
Piper Sandler & Co.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
Canaccord Genuity LLC
Academy Securities, Inc.
Loop Capital Markets LLC
R. Seelaus & Co., LLC
Samuel A. Ramirez & Company, Inc.
Total	[●]	[●]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated November 15, 2021

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is $ [●]
The number of Firm Shares purchased by the Underwriters from the Company is 11,000,000
The number of Optional Shares that may be purchased by the Underwriters from the Company is 1,650,000

(c)	Written Testing‑the‑Waters Communications:

None.

SCHEDULE III

Name of Stockholder

Directors
Penny Baldwin‑Leonard
Jonathan Durham
Kimberly Ellison‑Taylor
Mark Hastings
John Marquis
Joseph Osnoss
Richard A. Simonson
Debby Soo

Officers
Eric Remer
Matthew Feierstein
Marc Thompson
Chris Alaimo
Sarah Jordan
Stone de Souza
Lisa Storey

Others
EMJ Remer Family Trust
The Entrust Group Inc. FBO Eric Richard Remer IRA
Providence Strategic Growth II L.P.
Providence Strategic Growth II‑A L.P.
Providence Strategic Growth III L.P.
Providence Strategic Growth III‑A L.P.
PSG PS Co‑Investors L.P.
SLA CM ECLIPSE HOLDINGS, L.P.
SLA ECLIPSE CO‑INVEST, L.P.

ANNEX I

FORM OF LOCK‑UP AGREEMENT

SEE SEPARATE ATTACHMENT

EverCommerce Inc.

Lock‑Up Agreement

November 17, 2021

J.P. Morgan Securities LLC

As Representative of the several Underwriters Named in Schedule I to the Underwriting Agreement

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:          EverCommerce Inc. ‑ Lock‑Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with EverCommerce Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock, par value $0.0001 per share of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S‑1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock‑Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus used to sell the Shares (the “Lock‑Up Period”), the undersigned will not, without the prior written consent of the Representative on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of or transfer any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned or borrowed directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (the “Securities” and collectively, the “Undersigned’s Securities”), or publicly disclose the intention to do any of the foregoing.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Securities or any other shares of Common Stock even if such Securities or shares of Common Stock would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions or arrangements would include without limitation any short sale or any purchase, sale or grant of any right, however described or defined (including without limitation any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise.  The undersigned further confirms that it has furnished the Representative with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this letter if it had been entered into by the undersigned during the Lock‑Up Period.  For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer directed or other Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)
as a result of the redemption by the Company or its affiliates of Securities held by or on behalf of an employee in connection with the termination of such employee’s employment pursuant to an employment agreement or employee benefit plan in existence on the date of effectiveness of the Registration Statement and described in the Registration Statement and the Pricing Prospectus;

(ii)
as part of the repurchase of Securities by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the Registration Statement and the Pricing Prospectus or pursuant to the agreements pursuant to which such Securities were issued;

(iii)	acquired by the undersigned (A) in the open market after the completion of the Public Offering or (B) from the Underwriters in the Public Offering;

(iv)
by bona fide gift, will, intestacy or charitable contribution, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal Representative thereof agree to be bound in writing by the restrictions set forth herein for the balance of the Lock‑Up Period, and provided further that any such transfer by the undersigned shall not involve a disposition for value;

(v)
to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock‑Up Period, and provided further that any such transfer shall not involve a disposition for value;

(vi)
to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock‑Up Period, and provided further that any such transfer shall not involve a disposition for value;

(vii)
to the undersigned’s affiliates, subsidiaries, partners, limited partners, managers, members, equityholders, shareholders, trustors or beneficiaries, or to any investment fund or other entity that controls, is controlled by, manages, is managed by or is under common control with the undersigned (including, for the avoidance of doubt, if the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership and, if the undersigned is a trust, to a trustor or beneficiary of the trust); provided, that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock‑Up Period, and provided further that any such transfer shall not involve a disposition for value;

(viii)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (iv) through (vii) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock‑Up Period;

(ix)
pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Securities; provided, that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Common Stock unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(x)
to the Company or its affiliates pursuant to any contractual arrangement that provides for the forfeiture of the undersigned’s securities in connection with the termination of the undersigned’s employment or other service relationship with the Company or its affiliates or upon death or disability of the undersigned;

(xi)
(A) to the Company or its affiliates upon a vesting or settlement event of the Undersigned’s Securities or upon the net cashless exercise of options or warrants to purchase Securities that are due to expire during the Lock‑Up Period or (B) in connection with the sale by the undersigned (or the Company on behalf of the undersigned) of up to such number of shares of Common Stock as necessary for the purpose of paying the exercise price of options or warrants that are due to expire during the Lock‑Up Period or for paying taxes (including estimated taxes) or to satisfy the income and payroll tax withholding obligations due as a result of the exercise of such options or warrants that are due to expire during the Lock‑Up Period or as a result of the vesting and/or settlement of the Undersigned’s Securities (including restricted stock units or restricted stock awards), in each case pursuant to employee benefit plans disclosed in the Registration Statement and the Pricing Prospectus;

(xii)
to any third‑party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements, including any bona fide purpose (margin) or bona fide non‑purpose loan, in each case, that is in effect on the date hereof (including any replacement, amendment or modification thereof) (any such bona fide purpose (margin) or bona fide non‑purpose loan, a “Permitted Loan”), between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided, that, other than with respect to any Permitted Loan, any such pledgee or other party shall agree to, upon foreclosure on the pledged Securities, execute and deliver to the Representative an agreement in the form of this Lock‑Up Agreement; and

(xiii)
with the prior written consent of each of the Representative on behalf of the Underwriters; provided, that in connection with any transfers pursuant to clauses (iii), (iv), (v), (vi), (vii) and (viii) above, no filing under Section 16(a) of the Exchange Act shall, during the Lock‑Up Period, be required or voluntarily made (other than a Form 5 or Schedule 13G required by applicable law or regulation), and provided further that in connection with any other transfers, to the extent a filing under Section 16(a) of the Exchange Act is required in connection with any such transfers of the Undersigned’s Securities, the undersigned shall disclose therein the reason for such filing.

For purposes of this Lock‑Up Agreement, “immediate family” shall mean the spouse, domestic partner, parent, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by clause (i) through (xiii) above, for the duration of this Lock‑Up Agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims other than under applicable securities laws and that certain stockholders agreement by and among the Company and the Undersigned dated on or around the date of this Lock‑Up Agreement.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the Undersigned’s Securities to a bona fide third party pursuant to a merger, tender offer, share purchase or exchange offer for securities, in each case involving a “change in control” (as defined below) of the Company or other transaction, including, without limitation, a tender offer, merger, share purchase, consolidation or other business combination that, in each case, has been approved by the board of directors (or an authorized committee thereof) of the Company (including, without limitation, entering into any lock‑up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction); provided, that all of the Undersigned’s Securities subject to this Lock‑Up Agreement that are not so transferred, sold, tendered or otherwise disposed of shall remain subject to this Lock‑Up Agreement, and provided further that it shall be a condition of such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Lock‑Up Agreement shall remain subject to the restrictions herein.  For purposes of this paragraph, “change in control” means the consummation of any bona fide third party tender offer, share purchase, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company become or becomes the beneficial owner (as defined in Rules 13d‑3 and 13d‑5 of the Exchange Act) of at least 50% of the total voting power of the capital stock of the Company as the case may be.

The restrictions described in this Lock‑Up Agreement shall not apply to the establishment or amendment of a trading plan pursuant to Rule 10b5‑1 under the Exchange Act; provided, that such plan does not provide for any transfers during the Lock‑Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock‑Up Period.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock‑Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock‑Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This Lock‑Up Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of (a) the Representative, on the one hand, or the Company, on the other hand, advising the other in writing that the Representative have or the Company has determined not to proceed with the Public Offering contemplated by the Underwriting Agreement, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters, (c) the Registration Statement with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement, or (d) December 31, 2021, in the event that the Underwriting Agreement has not been executed by that date.  The undersigned understands that the Representative are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock‑Up Agreement.  The undersigned further understands that this Lock‑Up Agreement is irrevocable and shall be binding upon the undersigned’s (or if this Lock‑Up Agreement is assigned to an affiliate of the undersigned that is issued Shares in the reorganization transactions as described in the final proviso on clause (ix), such affiliate’s) heirs, legal Representative, successors, and, to the extent expressly provided herein, assigns.

This Lock‑Up Agreement and any claim, controversy or dispute arising under or related to this Lock‑up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]